UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2013

DUKE ENERGY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

 (Registrant’s telephone number, including area code)

DUKE ENERGY OHIO, INC.

 (Exact Name of Registrant as Specified in its Charter)

Ohio	1-232	31-0240030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 East Fourth Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On April 2, 2013, Duke Energy Ohio, Inc. (the “Company” or “Duke Energy Ohio”) reached a settlement agreement (the “Settlement”) with all intervening parties in connection with its electric distribution rate case and gas distribution rate case filed on June 7, 2012 with the Public Utilities Commission of Ohio (“PUCO”).  Pursuant to the Settlement, the parties have agreed to a net annualized increase in electric distribution revenues of $49 million, or an average increase of 2.9% on a total bill basis for electric customers, and no increase in base rates for gas customers subject to the unresolved litigation over remediation costs associated with manufactured gas plants (“MGP”).  MGP remediation costs will be recovered by the Company through a rider with the amount of recovery subject to the results of litigation.  The Company has requested an annual revenue requirement of $22 million for its MGP remediation costs.  The Settlement is based upon an ROE of 9.84% and a 53.3% equity component of the capital structure.  Duke Energy Ohio has also agreed to donate $0.7 million annually for its low income weatherization and fuel fund.

The Settlement is subject to the review and approval of the PUCO.

An overview providing detail on the Settlement is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

99.1        Duke Energy Ohio Summary of Settlement Agreement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 2, 2013	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President and Chief Legal Officer and Corporate Secretary

DUKE ENERGY OHIO, INC.

Date: April 2, 2013	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Duke Energy Ohio Summary of Settlement Agreement